Exhibit 10.1

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 1 (the “Amendment”) to the LOAN AGREEMENT (the “June 2019 Loan Agreement”), and the SECURITY AGREEMENT (the “June 2019 Security Agreement”; and together with the June 2019 Loan Agreement, the “Agreements”), both dated June 3, 2019, by and between Jerrick Media Holdings, Inc., Inc. (the “Company”) and the investors (the “Investors”) named in the Agreements. The Investors and the Company are hereinafter referred to together as “the Parties”. Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

WITNESSETH:

WHEREAS, on June 3, 2019, the Investors and the Company entered into the June 3, 2019 Loan Agreement and the June 3, 2019 Security Agreement and Securities Purchase Agreement pursuant to which the Investors agreed to have a joint and several interest in the June 2019 Loan in the principal aggregate amount of $2,400,000; and

WHEREAS, the Parties now desire to amend the Agreements in certain respects as hereinafter set forth;

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.	Section 2.1 of the Loan Agreement is hereby amended to be and read as follows:

“Section 2.1 The Loan

The Lenders have resolved to issue certain financial accommodations to the Borrower in an amount of up to TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00), which shall be undertaken, funded and/or repaid in accordance with this Agreement, as follows: the Borrower shall be indebted in the amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (the “Term Loan”), of which (i) ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000) shall be funded by Goldberg on July 29, 2019 and (ii) TWO MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($2,400,000) have been previously funded, as follows:

(a)	ONE MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($1,200,000.00) was exchanged by Rosen from an existing Promissory note dated May 26, 2016 in favor of Rosen for a joint and several interest in the 2019 Term Loan pursuant to the Debt Exchange Agreement; and

(b)	(i) SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($600,000) was funded by Goldberg at First Closing on June 3, 2019 and (ii) an additional SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($600,000) was funded by Goldberg at Second Closing on June 25, 2019.

The Loan is not a revolving credit loan, and Borrower is not entitled to any re-advances of any portion of the Loan which it may (or is otherwise required to) pay or prepay pursuant to the provisions of this Agreement. The Closings shall occur on the Closing Dates and shall be conducted remotely via exchange of documents.

The net proceeds of the Current Advance shall be employed by the Borrower as provided in Section 6.2 of this Agreement.”

2.	Paragraph 2 of the Intercreditor Agreement is hereby amended to be and read as follows:

“2. Ranking of Interests. Each Creditor agrees and acknowledges that all sums secured or owing to either Creditor under the Creditor Loan Documents shall be and are hereby declared by each Creditor to be held and/or receivable by the Creditors on the following basis:

(i)	As to the first $100,000 of all amounts to be paid to the Creditors, one hundred percent (100.00%) shall be paid to Goldberg; and

(ii)	thereafter, as to all remaining amounts to be paid by to the Creditors, fifty percent (50.00%) shall be paid to Goldberg and fifty percent (50.00%) shall be paid to Rosen (each such share hereinafter referred to as each Creditor’s “Creditor Share”).

Any amounts payable hereunder shall be rounded to the nearest whole ten-dollar increment. Notwithstanding anything to the contrary contained in any Creditor Loan Documents and irrespective of: (i) dates, times or order of when a Creditor made its loan to the Company under the Creditor Loan Documents; (ii) the time, order or method of attachment or perfection of the security interests created in favor of either Creditor; (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any collateral; (iv) anything contained in any filing or agreement to which any Creditor now or hereafter may be a party; (v) the rules for determining perfection or priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors; (vi) the time or order of obtaining control or possession of any Collateral; or (vii) or the failure to perfect or maintain the perfection or priority of any security interests, each Creditor hereby agrees and acknowledges that: (x) each of the Creditors has a valid security interest in the Collateral and (y) the security interests of each Creditor in any Collateral pursuant to any Creditor Loan Documents shall, be (i) first to Goldberg in the amount of $100,000, and, (ii) thereafter, pari passu with each other subject to the balance of each Creditor’s respective Creditor Share.”

3. Except as amended hereby, the terms and provisions of the Agreements shall remain in full force and effect, and the Agreements are in all respects ratified and confirmed. On and after the date of this Amendment, each reference in each of the Agreements to the “Agreement”, “hereinafter”, “herein”, “hereinafter”, “hereunder”, “hereof”, or words of like import shall mean and be a reference to such Agreement as amended by this Amendment.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first stated above.

JERRICK MEDIA, INC.

By:	/s/ Jeremy Frommer
Name: Jeremy Frommer
Title: CEO

/s/ Arthur Rosen
ARTHUR ROSEN, as Creditor

/s/ Eric Goldberg
ERIC GOLDBERG, as Creditor

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